EXHIBIT  23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

                  We consent to the incorporation by reference in this Registration Statement of IntegraMed America, Inc. on Form S-8 of our report dated February 24, 1997 appearing on page F-1 of the IntegraMed America, Inc. Annual Report on Form 10-K for the year ended December 31, 1996.




/s/ Price Waterhouse LLP
------------------------
Price Waterhouse LLP
Stamford, CT
November 6, 1997